CERTIFICATION OF PERIODIC FINANCIAL REPORTS


     I, Vincent A. Calarco, Chairman, President and Chief Executive Officer of Crompton Corporation, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     (1)  the Quarterly Report on Form 10-Q for the period ended
          March 31, 2003 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Crompton
          Corporation.



Dated: May 12, 2003

By:/s/Vincent A. Calarco
      Vincent A. Calarco
      Chairman, President and
      Chief Executive Officer


This written statement accompanies the Periodic Report pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Crompton Corporation for purposes of Section 18 of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Crompton Corporation and will be retained by Crompton Corporation and furnished to the Securities and Exchange
Commission or its staff upon request.